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                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

         We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Global Utility Fund, Inc. filed as part of Registration Statement No. 33-37103 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 33-37103).


                                       /s/ Swidler Berlin Shereff Friedman, LLP
                                       Swidler Berlin Shereff Friedman, LLP


New York, New York
March 28, 2000